Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE NO. 3
SUPPLEMENTAL INDENTURE NO. 3 (this “Supplemental Indenture”), dated as of July 1, 2026, among QXO BUILDING PRODUCTS, INC., a Delaware corporation (the “Issuer”), each of the entities referenced on Schedule I hereto (each, a “New Subsidiary Guarantor” and, collectively, the “New Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer (as successor by merger to Queen MergerCo, Inc.), certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of April 29, 2025 (as supplemented by the Supplemental Indenture No. 1, dated as of April 29, 2025, and the Supplemental Indenture No. 2, dated as of May 20, 2026, and as further amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 6.75% Senior Secured Notes due 2032 (the “Notes”), initially in the aggregate principal amount of $2,250.0 million;
WHEREAS, Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause each New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
3.    Notices. All notices or other communications to the New Subsidiary Guarantors shall be given as provided in Section 14.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. This Supplemental Indenture may be executed electronically and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
QXO BUILDING PRODUCTS, INC., as Issuer
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Chief Legal Officer
TOPBUILD HOME SERVICES, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

TOPBUILD SUPPORT SERVICES, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BUILDER SERVICES GROUP, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

AMERICAN COMMERCIAL INSULATION LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

[Signature Page to Supplemental Indenture No. 3]

AMERICAN NATIONAL INSULATION, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BUILDER PROCUREMENT SERVICES, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

COMMERCIAL ROOFING SERVICES GROUP LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

SPECIALTY DISTRIBUTION GROUP, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

IDEAL PRODUCTS OF AMERICA HOLDINGS, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BELDON ENTERPRISES, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
[Signature Page to Supplemental Indenture No. 3]

BELDON ROOFING & REMODELING CO., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

BELPRICO, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

PROGRESSIVE SERVICES, INC., as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

CLASSIC ROOFING, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

PARAGON ROOFING, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President

CLARK’S QUALITY ROOFING, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Vice President
[Signature Page to Supplemental Indenture No. 3]

QXO INSULATION, LLC, as a Subsidiary Guarantor
By: /s/ Christopher Signorello
Name: Christopher Signorello
Title: Secretary

[Signature Page to Supplemental Indenture No. 3]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:    /s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President
[Signature Page to Supplemental Indenture No. 3]

Schedule I

New Subsidiary Guarantors

No	Entity Name	Jurisdiction
1.	American Commercial Insulation LLC	Delaware
2.	American National Insulation, Inc.	Delaware
3.	Beldon Enterprises, Inc.	Texas
4.	Beldon Roofing & Remodeling Co.	Texas
5.	Belprico, Inc.	Texas
6.	Builder Procurement Services, LLC	Delaware
7.	Builder Services Group, Inc.	Florida
8.	Clark's Quality Roofing, LLC	Utah
9.	Classic Roofing, LLC	Arizona
10.	Commercial Roofing Services Group LLC	Delaware
11.	Ideal Products of America Holdings, LLC	Delaware
12.	Paragon Roofing, LLC	Texas
13.	Progressive Services, Inc.	Arizona
14.	QXO Insulation, LLC	Delaware
15.	Specialty Distribution Group, LLC	Virginia
16.	TopBuild Home Services, Inc.	Delaware
17.	TopBuild Support Services, Inc.	Delaware

[Schedule I – New Subsidiary Guarantors]